UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
—————————— February 2, 2012
Date of Report (date of earliest event reported)
AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	————————— 000-31121	88-0463156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1875 S. Grant Street, 10th Floor, San Mateo, California 94402
(Address of principal executive offices, including zip code)
————————— (650) 525-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

  On February 2, 2012, Avistar Communications Corporation (“Avistar” or the “Company”), as subtenant, entered into a sublease agreement (the “Sublease Agreement”) with Webroot Inc, a Delaware corporation (the “Sublandlord”), effective as of February 1, 2012, to sublease approximately 13,384  square feet of office space located at 1855 South Grant Street, 4th Floor, San Mateo, California 94402 (the “Premises”). The Sublease Agreement is subject and subordinate to that certain Master Lease Agreement by and between the Sublandlord, as tenant, and Crossroads Associates and Clocktower Associates, as landlord, dated March 17, 2010. The office space will be used as Avistar’s corporate headquarters, replacing the Company’s current lease with Crossroads Associates and Clocktower Associates for the office space located at 1875 South Grant Street, 10th Floor, San Mateo, California 94402.

The term of the Sublease Agreement will commence on May 1, 2012 (the “Commencement Date”) and will terminate on April 30, 2015 (the “Sublease Term”). The Company shall have no right to extend the Sublease Term. The Sublease Agreement provides the Company with rent-free early access to the Premises on or after February 15, 2012 and prior to the Commencement Date.

Under the Sublease Agreement, the Company will pay a monthly base rent of $32,121.60 per month for the third through the twelfth month of the Sublease Term, $33,460.00 per month for the thirteenth through twenty fourth month of the Sublease Term, and $34,798.40 per month for the twenty fifth through thirty sixth month of the Sublease Term.   No rent will be due for the first two months of the Sublease Term. Additionally, throughout the Sublease Term, the Company shall pay the Sublandlord its share of certain additional operating costs as specified in the Sublease Agreement. Pursuant to and upon execution of the Sublease Agreement, the Company will pay a security deposit of $31,121.60 and the first full month rent of $31,121.60 (to be applied to the third month of the Sublease Term) to the Sublandlord.

The foregoing summary description of the Sublease Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sublease Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 2 – Financial Information

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Sublease Agreement by and between Avistar Communications Corporation and Webroot Inc dated February 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

Date: February 7, 2012	By:	/s/Elias MurrayMetzger
Elias MurrayMetzger
Chief Financial Officer, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sublease Agreement by and between Avistar Communications Corporation and Webroot Inc dated February 1, 2012